Exhibit 4.5
        Specimen Warrant Issued to Certain Shareholders in 2000 Financing

No.                                                       Right to Purchase
    ----                                                       ____  shares

                         Raven Moon International, Inc.
               Incorporated under the Laws of the State of Florida

                             Stock Purchase Warrant
                       Void after 3 p.m., December 6, 2003

     This is to certify that the holder is entitled to purchase, on or before December 6, 2003, at 3 p.m., _____ shares of the above Company, at a price equal to 70% of the average price of said shares on the opening day of trading after the date of issuance of this warrant, upon presentation of this warrant and payment of the purchase price at the office of the Company. This warrant is subject to the statement of rights of warrant holders printed on the reverse hereof, which is incorporated herein by reference, and to which the holder hereof assents to by acceptance of this warrant.

     This warrant is issued to _________ is transferable by assignment. By accepting this warrant, the holder agrees that the Company may treat any subsequent assignee as absolute owner for all purposes, notwithstanding any notice to the contrary.

     This warrant shall be void unless the subscription right herein granted is exercised on or before 3 p.m., December 6, 2003 .



Corporate Seal                              Raven Moon International, Inc.
Attest:

                                            By:
------------------------                       --------------------------------
Bernadette DiFrancesco, Secretary              Joey DiFrancesco, President


Date:  December 6, 2000

                     Statement of Rights of Warrant Holders

     1. Reservation of stock. The Company covenants that, while the warrants are exercisable, it will reserve from its authorized and unissued common stock a sufficient number of shares to provide for the delivery of stock pursuant to the exercise of this and all other similar warrants.

     2. Protection against dilution. In any of the following events, occurring hereinafter, appropriate adjustment shall be made in the number of shares deliverable upon the exercise of this warrant or the price per share to be paid, so as to maintain the proportionate interest of each warrant holder: (a) recapitalization of the Company through a split-up of the outstanding shares of common stock or a combination of the outstanding shares into a lesser number; (b) declaration of a dividend on the common stock or securities convertible into common stock; or
          (c) issuance of common stock at less than the price per share payable upon the exercise of this warrant.

     3. Merger. In case the Company, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with the view to distributing such stock to its stockholders, each share of stock purchasable by this warrant shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one share of common stock of this Company, or its successors, upon such consolidation, merger, or sale, and adequate provision to that effect shall be made at the time thereof.

     4. Stockholders' rights. Until the valid exercise of this warrant, the holder hereof shall not be entitled to any rights of a stockholder; but immediately upon the exercise of this warrant and upon payment as provided herein, the holder hereof shall be deemed a record holder of the common stock.

     5. Divisibility of warrant. This warrant may be divided into warrants of one share or multiples thereof, upon surrender at the office of the Company or its warrant agent.

     6. Fractional warrants. Upon the exercise of this warrant, no fractions of shares shall be issued; but fractional warrants will be delivered, entitling the holder, upon surrender with other fractional warrants aggregating one or more full shares, to purchase such full shares.

     7. Negotiability. Title to this warrant shall pass by assignment, in the same manner as a negotiable instrument payable to the holder. The holder hereof, pursuant to any valid assignment, may be treated by the Company and all other persons as the absolute owner for all purposes and entitled to exercise this warrant or to transfer title to same.

     8. Term. This warrant shall become void unless the rights hereunder are exercised and payment made prior to 3 p.m., November 7, 2003; provided that in case of the earlier dissolution of the Company, this warrant shall become void on the date fixed for such dissolution.

                              Form of Subscription
                  (To be signed only upon exercise of Warrant)

To: Raven Moon International, Inc.

     The undersigned, the owner of the within warrant, hereby irrevocably elects to exercise the purchase rights represented by this warrant for, and to purchase thereunder,___________________ shares of common stock of Raven Moon International, Inc., and herewith makes payment of $__________________________ therefor, and requests that the certificates for such shares be issued in the name of and be delivered to______________________ , whose address is____________________________________ , and if such shares shall not be all of the shares purchasable hereunder be delivered to the undersigned.

Dated:
      --------------------

                               Form of Assignment

     The undersigned does hereby assign to__________________________________ , whose address is___________________________________________________ , the rights and privileges evidenced by this certificate effective this_______________day of__________________20____.


Assignor:_____________________________ Print name: _____________________

Witness:______________________________ Print name: _____________________